Exhibit 99.1

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. 042PVD 1. Proposal to approve the Agreement and Plan of Merger, dated as of October 21, 2024, by and between Atlantic Union Bankshares Corporation (“Atlantic Union”) and Sandy Spring Bancorp, Inc. (“Sandy Spring”) (as it may be amended from time to time, the “merger agreement”) and the transactions contemplated thereby, including the merger of Sandy Spring with and into Atlantic Union and the issuance of shares of Atlantic Union common stock to holders of Sandy Spring common stock pursuant to the merger agreement (including for purposes of complying with NYSE Listing Rule 312.03, which requires approval of the issuance of shares of Atlantic Union common stock in an amount that exceeds 20% of the currently outstanding shares of Atlantic Union common stock) (the “Atlantic Union merger proposal”); 2. Proposal to adjourn or postpone the Atlantic Union special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Atlantic Union merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Atlantic Union common stock (the “Atlantic Union adjournment proposal”). For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1UPX MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 635558 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Before the Meeting - Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. During the Meeting - Go to meetnow.global/MXAGYDW. You may attend the meeting via the Internet and vote during the meeting. Have the information located in the shaded bar below available and follow the instructions. Your vote matters – here’s how to vote! Votes submitted online or by phone by ESOP participants must be received by 10:00 a.m., Eastern Time, on February 3, 2025. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUB Special Meeting of Shareholders to be held February 5, 2025 This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation. John C. Asbury, Robert M. Gorman, Maria P. Tedesco and Rachael R. Lape, or any of them (each a “Proxy” and collectively, the “Proxies”), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Special Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on February 5, 2025 or at any postponements or adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will vote “FOR” Proposal 1 and “FOR” Proposal 2. The Proxies are further authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders and any postponements or adjournments thereof in accordance with the recommendation of the Atlantic Union Bankshares Corporation Board of Directors. (Items to be voted appear on reverse side) Proxy — Atlantic Union Bankshares Corporation C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. The Special Meeting of Shareholders of Atlantic Union Bankshares Corporation will be held on Wednesday, February 5, 2025, at 10:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MXAGYDW To attend the virtual meeting as a shareholder and vote during the meeting, you must have a control number (i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare). Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this proxy include any shares allocated to your account in the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, which includes the employee stock ownership plan (“ESOP”). By signing and returning this proxy or following the instructions for online or telephone voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this proxy, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares via the Internet during the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of Atlantic Union.